Exhibit 99.1

PRELIMINARY COPY

HEALTH MANAGEMENT ASSOCIATES, INC. 5811 PELICAN BAY BOULEVARD SUITE 500 NAPLES, FLORIDA 34108-2710	VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on [DAY], [DATE] (the day before the meeting date). Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on [DAY], [DATE] (the day before the meeting date). Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

xxxxxx-xxxxxx	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

HEALTH MANAGEMENT ASSOCIATES, INC.
The Board of Directors unanimously resolved to recommend that you vote FOR proposals 1, 2, and 3.
						For	Against	Abstain
1.

Adoption of the Merger Agreement. Proposal to adopt the Agreement and Plan of Merger, dated as of July 29, 2013, as it may be amended from time to time, by and among Health Management Associates, Inc., Community Health Systems, Inc. and FWCT-2 Acquisition Corporation.

						☐	☐	☐
2.

Non-Binding, Advisory Vote on Golden Parachute Compensation. Proposal to approve, on a non-binding, advisory basis, compensation that may be paid or become payable to Health Management Associates, Inc.’s named executive officers that is based on or otherwise relates to the merger.

						☐	☐	☐
3.

Adjournment of the Special Meeting. Proposal to approve the adjournment of the HMA special meeting, if necessary, to solicit additional proxies if there are not sufficient votes to adopt the merger agreement at the time of the HMA special meeting.

						☐	☐	☐
In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

		Yes	No
Please indicate if you plan to attend the HMA special meeting.		☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date			Signature (Joint Owners)	Date

ADMISSION TICKET

Special Meeting of Stockholders

[DAY], [DATE] at [TIME], local time, at

[LOCATION]

Please present this admission ticket to gain admittance to the meeting. This ticket admits only the stockholder(s) listed on the reverse side or his or her designated proxy and is not transferable. Each stockholder may be asked to present valid picture identification, such as a driver’s license. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

Thank you for your proxy submission

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:

The Notice of Meeting, Proxy Statement and Form of Proxy Card are available at

www.proxyvote.com.

☐ FOLD AND DETACH HERE ☐	☐ FOLD AND DETACH HERE ☐

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PROXY

HEALTH MANAGEMENT ASSOCIATES, INC.

Special Meeting of Stockholders

The undersigned hereby appoints [NAME] and [NAME], or either of them, proxies for the undersigned, with full power of substitution, to vote all shares of the Common Stock of HEALTH MANAGEMENT ASSOCIATES, INC. (the “Company”) owned by the undersigned at the Special Meeting of Stockholders to be held at the [LOCATION], on [DAY], [DATE] at [TIME], local time, and any adjournment or postponement thereof.

This proxy is solicited on behalf of the Board of Directors of the Company. Each matter to be voted on at the special meeting has been proposed by the Board of Directors of the Company. This proxy will be voted as specified by the undersigned. Except as otherwise expressly specified by the undersigned, a signed proxy will be voted FOR the adoption of the merger agreement, FOR the approval, on a non-binding, advisory basis, of the compensation that may be paid or become payable to HMA’s named executive officers that is based on or otherwise relates to the merger, and FOR the approval of the adjournment of the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes to adopt the merger agreement at the time of the special meeting. In their discretion, the above-named proxies are authorized to vote upon such other business as may properly come before the special meeting or any adjournment or postponement thereof. This proxy revokes any prior proxy given by the undersigned. The undersigned acknowledges receipt with this proxy of a copy of the proxy statement dated [                    ], describing more fully the proposals set forth herein.

(continued and to be signed on the reverse side)